UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 30, 2007
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)
Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(888) 479-9111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2007, Marlin Leasing Corporation (a subsidiary of the Registrant) entered into an amendment to its $100 million Series 2002-A bank warehouse financing facility that, among other things, increased the committed amount of the facility to $175 million and added Marlin’s Business Capital Loan Product to the borrowing base.  Attached as Exhibit 10.1 to this report, and incorporated herein by reference, is the First Amendment to the Amended and Restated Series 2002-A Supplement to the Master Lease Receivables Asset-Backed Finance Facility Agreement, dated as of August 30, 2007, among Marlin Leasing Corporation, JPMorgan Chase Bank, N.A., as the agent and Wells Fargo Bank, N.A., as the trustee.  The Registrant issued a press release on September 5, 2007 announcing this amendment, and a copy of that press release is being furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1         First Amendment to the Amended and Restated Series 2002-A Supplement to the Master Lease Receivables Asset-Backed Financing Facility Agreement, dated as of August 30, 2007, among Marlin Leasing Corporation, JPMorgan Chase Bank, NA, as the agent and Wells Fargo Bank, NA, as the trustee.

99.1	Press Release issued by Marlin Business Services Corp. on September 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: September 5, 2007                                                                                     /s/ Daniel P. Dyer
                                                                                                                Daniel P. Dyer
                                                                                                                Chief Executive Officer

INDEX TO EXHIBITS

10.1
First Amendment to the Amended and Restated Series 2002-A Supplement to the Master Lease Receivables Asset-Backed Financing Facility Agreement, dated as of August 30, 2007, among Marlin Leasing Corporation, JPMorgan Chase Bank, NA, as the agent and Wells Fargo Bank, NA, as the trustee.

99.1	Press Release issued by Marlin Business Services Corp. on September 5, 2007.